                                                                   EXHIBIT 10.46

                                PLEDGE AGREEMENT

                  PLEDGE AGREEMENT (the "Agreement") made as of this ___ day of __________, 1996 by and among RAI Real Estate Advisers, Inc. ("RAI"), as the voting trustee of a voting trust dated as of November 6, 1996 between the Commonwealth of Pennsylvania State Employes' Retirement System as shareholder and RAI as voting trustee ("Pledgor"), Brandywine Realty Trust, a Maryland real estate investment trust ("Pledgee") and ___________ ("Escrow Agent").

                                   WITNESSETH:

                  WHEREAS, as of the date hereof, pursuant to a Contribution Agreement dated November 6, 1996 by and among, inter alia, the Pledgor and Pledgee (the "Contribution Agreement"), the Pledgee has issued to the Pledgor shares of the Pledgee's Series A Convertible Preferred Shares (the "Preferred Shares"), par value $.01 per share;

                  WHEREAS, pursuant to Sections 3.3 and 10.10 of the Contribution Agreement, any and all liability of Sellers (as defined in the Contribution Agreement) and the Pledgor under the Contribution Agreement, after the closing under the Contribution Agreement, is limited to and enforceable only against the Collateral (as defined below) on the terms set forth in this Agreement; and

                  WHEREAS, pursuant to Section 10.14 of the Securities Purchase Agreement dated as of November 6, 1996 by and between the Pledgor and the Pledgee (the "Securities Purchase Agreement"), recourse for any liability or obligation of Pledgor thereunder is limited to the Collateral on the terms set forth in this Agreement.

                  NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agrees as follows:

                  1. Defined Terms. For purposes of this Agreement, the following terms shall have the meanings specified below and shall be equally applicable to both singular and plural forms.

                     "Collateral" means, subject to Section 12 below, the Pledged Shares and, in the event the Pledged Shares are sold, transferred, assigned, exchanged or otherwise disposed of pursuant to Section 8 below, all proceeds from the sale, transfer, assignment, exchange or other disposition of the Pledged Shares or other replacement collateral which is reasonably satisfactory to Pledgee.

                     "Event of Default" means either (i) a court of competent jurisdiction having entered a final judgment or (ii) a final resolution being reached by mediation or arbitration pursuant to the dispute resolution provision in the Securities Purchase Agreement, against Pledgor in favor of Pledgee for an obligation or liability arising under the Contribution Agreement or the Securities Purchase Agreement.

                           "Pledged Shares" means the ______Preferred Shares
[$5,000,000 of Preferred Shares, based on $5.50 per Common Share into which the Preferred Shares are convertible] being delivered to the Escrow Agent pursuant to Section 4 below and the shares of the Pledgee's common shares of beneficial interest, par value $.01 per share, issued upon any conversion of such Preferred Shares.

                           "Uniform Commercial Code" means the Uniform
Commercial Code from time to time in effect in the Commonwealth of Pennsylvania and the Uniform Commercial Code of any other state which shall be applicable to the pledge of shares hereunder.

                 2. Pledge; Grant of Security Interest. The Pledgor hereby grants and confirms to Pledgee a first pledge and security interest in the Collateral, as collateral security for any and all liability of Sellers or Pledgor to Pledgee arising out of the Contribution Agreement or the Securities Purchase Agreement.

                 3. Appointment of Escrow Agent. Pledgor and Pledgee hereby appoint Escrow Agent as the escrow agent under this Agreement and Escrow Agent accepts such appointment in accordance with the provisions of this Agreement.

                 4. Share Transfer Powers. Pledgor hereby delivers to Escrow Agent, and Escrow Agent acknowledges receipt of, all certificates representing the Pledged Shares, with undated share transfer powers covering such certificates, duly executed in blank by the Pledgor. Such certificates, share transfer powers and any other Collateral subsequently delivered to Escrow Agent pursuant to this Agreement shall be held in escrow by Escrow Agent pursuant to the terms hereof.

                 5. Representations and Warranties. Pledgor represents and warrants that; (a) Pledgor has the power and authority and the legal right to grant the lien on the Collateral pursuant to this Agreement; (b) Pledgor is the record owner of, and has good and marketable title to, the Pledged Shares, free of any and all liens or options in favor of any other person, except the lien granted by this Agreement; (c) the lien granted and confirmed pursuant to this Agreement constitutes a valid, perfected priority lien on the Collateral, enforceable as such against all creditors of the Pledgor and any persons purporting to purchase any Collateral from the Pledgor; and (d) this Agreement constitutes the valid and binding obligations of Pledgor, enforceable against Pledgor in accordance with its terms, and the execution, delivery and performance of this Agreement does not violate any agreement or understanding to which Pledgor is a party or by which Pledgor is bound, or any applicable law, rule or regulation.

                 6. Covenants. Pledgor covenants and agrees with Pledgee that from and after the date of this Agreement and until the second anniversary of the date of the Securities

Purchase Agreement (or, if on such second anniversary, a claim has been made by Pledgee pursuant to Section 16 (f) below, which, if resolved in Pledgee's favor, would result in an Event of Default, until such later date that such claim has been resolved) (the "Termination Date"):

                           (a) If Pledgor shall, as a result of its ownership of
the Pledged Shares, become entitled to receive or shall receive any share certificate as a result of a share dividend, share split or similar distribution on, or as a conversion of or in exchange for any of the Pledged Shares then constituting all or a portion of the Collateral, Pledgor shall immediately deliver the same to Escrow Agent in the exact form received, duly endorsed by the Pledgor to Pledgee, if required, together with an undated share transfer power covering such certificate duly executed in blank by the Pledgor to be held as part of the Collateral.

                           (b) Without the prior written consent of Pledgee, the
Pledgor will not create, incur or permit to exist any lien or option in favor of, or any claim of any person with respect to, the Collateral, or any interest therein, except for the lien provided for by this Agreement. The Pledgor will defend the right, title and interest of Pledgee in and to the Collateral against the claim and demands of all persons whom so ever.

                           (c) At any time and from time to time upon the
written request of, and at the expense of, Pledgee, the Pledgor will promptly and duly execute and delivery such further documents and take such further actions as Pledgee may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to Pledgee, duly endorsed in a manner satisfactory to Pledgee, to be held as Collateral pursuant to this Agreement.

                           (d) Pledgor agrees to pay, and to save Pledgee and
Escrow Agent harmless from, any and all liability with respect to or resulting from any delay in paying, any and all stamp, exercise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                        7. Cash Dividends; Other Distributions; Voting
Rights. Unless an Event of Default shall have occurred and Pledgee shall have given notice to Pledgor of Pledgee's intent to exercise one or more of its rights pursuant to Sections 9 and 10 below, Pledgor shall be permitted to receive all cash dividends and other distributions, if any, paid in respect of the Pledged Shares (except as provided in Section 6(a) above) and to exercise all voting and other rights with respect to the Pledged Shares.

                        8. Sale of Pledged Shares. Unless an Event of Default shall have occurred and Pledgee shall have given notice to Pledgor of Pledgee's intent to exercise one or more of its rights pursuant to Sections 9 and 10 below, Pledgor shall have the right to sell, transfer, assign, exchange or otherwise dispose of, or grant an option with respect to, any or all of the Pledged

Shares provided Pledgee receives a security interest in the proceeds of the Pledged Shares or such other collateral as is satisfactory to Pledgee in its reasonable discretion. Pledgor, Pledgee and Escrow Agent shall cooperate with each other in order to accomplish any such transaction.

                        9. Rights of Pledgee. If an Event of Default shall occur: (i) Pledgee shall have the right to receive any and all cash dividends paid in respect of the Pledged Shares, and (ii) at Pledgee's option, all the Collateral shall be transferred into the name of Pledgee or its nominee, and Pledgee or its nominee may, at its option, thereafter exercise (A) all voting and other rights pertaining to the Collateral and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Collateral as if it were the absolute owner thereof, all without liability except to account for property actually received by it, but Pledgee shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                        10. Remedies. If an Event of Default shall have occurred which is then continuing, the Pledgee shall thereafter have all of the rights and remedies set forth in this Agreement and in the Contribution Agreement and of a Pledgee after default under the Uniform Commercial Code or other applicable law with respect to the Collateral and shall have the right, at any time or times thereafter to sell, resell, assign and deliver all or any part of the Collateral in one or more parcels at public or private sale. The Pledgee shall give Pledgee at least ten (10) days' prior written notice of the time and place of any public sale of any Collateral or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet all requirements hereof and of any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition. All such sales shall be at such commercially reasonable price or prices as the Pledgee shall deem best and either for cash or on credit or for future delivery (without the Pledgee assuming any responsibility for credit risk). At any such sale or sales the Pledgee may purchase any or all of the Collateral to be sold thereat upon such terms as the Pledgee may deem best. The Pledgor shall not remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the judgment causing the Event of Default and the reasonable fees and disbursements of any attorneys employed by Pledgee to collect such judgment.

                        11. Private Sales. The Pledgor recognizes that Pledgee may be unable to effect a public sale of any or all the Pledged Shares, by reason of certain prohibitions contained in the Securities Act of 1933 (the "Securities Act") and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Pledgee shall be under no obligation to delay a sale of any of the Pledged Shares for the period of time necessary to permit the Pledged Shares to be registered for public sale under the Securities Act, or under applicable state securities laws.

                        12. Return of Collateral. On the Termination Date (as defined in Section 6 above), the Escrow Agent shall return to Pledgor any remaining Collateral and this Agreement shall terminate.

                        13. Further Assurances. Pledgor agrees to cooperate with Pledgee and to execute and deliver, or cause to be executed and delivered, all such other instruments and to take all such actions as Pledgee may reasonably request from time to time which shall be appropriate or necessary in Pledgee's judgment in order to carry out the provisions and purposes of this Agreement.

                        14. Escrow Agent

                            (a) Designation. Escrow Agent is designated by
Pledgee to hold the Collateral and holds the Collateral on behalf of Pledgee for purposes of Articles 8 and 9 of the Uniform Commercial Code.

                            (b) Limitation on Duties and Liability. Escrow
Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9207 of the Uniform Commercial Code or otherwise, shall be to take reasonable steps to carry out the terms of this Agreement and to assure safekeeping of the Collateral while in Escrow Agent's possession. In no event, however, shall Escrow Agent have any duty to preserve rights in the Collateral against other parties and Escrow Agent shall not be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so. Escrow Agent shall not be liable for any actions undertaken in good faith or in reliance upon documents which it believes to be genuine.

                            (c) Indemnification. Pledgor and Pledgee each agrees
to indemnify and hold Escrow Agent harmless against any loss or liability (including reasonable attorneys' fees) incurred by Escrow Agent as a result of any dispute regarding the Collateral or in any way arising from the performance of its obligations under this Agreement, except for any loss or liability resulting from Escrow Agent's negligence or willful misconduct.

                            (d) Resignation; Successor. Escrow Agent may resign
from its obligations hereunder by written notice to Pledgor and Pledgee, such resignation to become effective upon the appointment of a successor escrow holder and the delivery to such successor escrow holder of the Collateral. Within 10 days following notice of Escrow Agent's intent to resign, the Pledgor and Pledgee shall jointly designate in writing a successor escrow holder. In the absence of such a designation by Pledgor and Pledgee, Escrow Agent may designate a successor escrow holder. The resigning Escrow Agent shall have no responsibility for the performance of failure of performance of any successor escrow holder hereunder, whether designated by Pledgor and Pledgee or by the resigning Escrow Agent. When the resignation of a resigning Escrow Agent shall become affective hereunder, such Escrow Agent shall be absolutely released and relieved from any and all liability arising thereafter under this Agreement.

                 15. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                 16.        Miscellaneous.

                            (a) Indulgences, Etc. Neither the failure nor any
delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and signed by the party asserted to have granted such waiver.

                            (b) Controlling Law. This Agreement and all
questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

                            (c) Notices. All notices required or permitted
hereunder shall be deemed given when delivered (personally or by recognized courier service such as Federal Express), or upon receipt by the party entitled to receive the notice two days after sent by registered or certified mail, postage prepaid, addressed as follows or to such other address or addresses as may hereafter be furnished in writing by notice similarly given by one party to the other:

                                 (i)      If to Pledgor:

                                          RAI Real Estate Advisers, Inc.
                                          259 Radnor-Chester Road
                                          Suite 200
                                          Radnor, PA 19087
                                          Attention: President

                                      With a copy to:

                                      Wolf, Block, Schorr and Solis-Cohen
                                      Twelfth Floor Packard Building
                                      S.E. Corner 15th and Chestnut Streets
                                      Philadelphia, PA 19102-2678
                                      Attention: Jason M. Shargel, Esquire

                              (ii)    If to Pledgee:

                                      Brandywine Realty Trust
                                      16 Campus Boulevard
                                      Suite 150
                                      Newtown Square, PA 19073
                                      Attention: President

                                      With a copy to:

                                      Pepper Hamilton & Scheetz
                                      3000 Two Logan Square
                                      18th and Arch Streets
                                      Philadelphia, PA 19103
                                      Attention:  Michael H. Friedman, Esquire

                              (iii)   If to Escrow Agent:
                                      ____________________________________
                                      ____________________________________
                                      ____________________________________
                                      ____________________________________
                                      Attention:__________________________

                          (d) Binding Nature of Agreement; No Assignment. This
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Pledgor nor Pledgee may assign or transfer any of their obligations under this Agreement without the consent of the other.

                          (e) Execution in Counterparts. This Agreement may be
executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                            (f) Settlement of Disputes. Any and all
controversies of every kind and nature between the parties hereto shall be resolved in accordance with the provisions set forth in Section 10.10 of the Securities Purchase Agreement.


                            (g) Fees and Expenses of Escrow Agent. Pledgee shall
pay all fees and expenses of the Escrow Agent hereunder.


                            (h) Provisions Separable. The provisions of this
Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                            (i) Entire Agreement. This Agreement contains the
entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course or performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by agreement in writing.

                            (j) Section Headings. The section headings in this
Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written.


                                          BRANDYWINE REALTY TRUST



                                          By:___________________________________
                                                Gerard H. Sweeney, President


                                          RAI REAL ESTATE ADVISERS,
                                          INC., as voting trustee of
                                          a voting trust dated
                                          November 6, 1996.



                                          By:___________________________________

                                                     [ESCROW AGENT]



                                           By:__________________________________